UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

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NVE Corporation
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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

Fellow Shareholders:

Profits each quarter of fiscal 2013 extended our history to 44 consecutive profitable quarters. Net income increased for the year as more efficient product manufacturing contributed to record gross and net profit margins.

Operating cash flow continued to strengthen our balance sheet, as the charts at right show, your shareholders’ equity increased $12.5 million in just the past year to $94 million.

The solid results were despite a weak semiconductor industry and a challenging government contract environment.

While many companies in our industry cut back in a difficult year, we positioned ourselves for growth by making substantial investments in product development, manufacturing efficiency, and capacity.

Productive R&D
In the past year we began marketing a number of new products including lines of higher-performance, lower-priced, and smaller network couplers.

New products are half the size of our existing products. This extends NVE’s miniaturization advantages, saves valuable circuit board space, and reduces system costs.

We also made good progress on longer-term product developments including couplers for battery management systems and in-car networks, low-power couplers, isolated power convertors, current sensors for factory automation, low-field sensors applicable to consumer and industrial electronics, and high-field sensors applicable to medical devices.

Expansion
A major expansion of production space and infrastructure upgrades was key to our growth strategy. The expansion gives us a third cleanroom bay and roughly a 40% increase in cleanroom space.

The expansion meant a significant increase in capital expenditures, which we believe will pay back by enabling growth. New equipment will also improve our production efficiency and help us compete in high-volume, price-sensitive markets.

Future Growth
We entered fiscal 2014 well positioned with a strong balance sheet, a pipeline of new products, world-class manufacturing efficiency, and increased capacity.

Sincerely,

Daniel A. Baker
President and Chief Executive Officer

Statements used in this letter that relate to future plans, events, or performance are forward-looking statements that are subject to certain risks and uncertainties including the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC. The Company undertakes no obligation to update forward-looking statements.